Exhibit 5.1

September 12, 2007

Lifetime Brands, Inc.
1000 Stewart Avenue
Garden City, New York 11530

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel to Lifetime Brands, Inc., a Delaware corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), for the registration by the Company of an additional 750,000 shares (the “Shares”) of Common Stock, par value $.01 per share, which may be issued under the Company’s Amended 2000 Long-Term Incentive Plan (“Plan”).

        In connection with this opinion, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Plan, the Second Restated Certificate of Incorporation of the Company, the By-Laws of the Company, and such other documents, records and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

        We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

        Based upon the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan, and for a consideration per Share of not less than the par value per Share, will be duly authorized, validly issued, fully paid and non-assessable.

        We are expressing the opinions above as members of the Bar of the State of New York and express no opinion as to any law other than the General Corporation Law of the State of Delaware.

        We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Interests of Named Experts and Counsel” in the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP